UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Avanos Medical, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V87463-P45605 AVANOS MEDICAL, INC. 2026 Annual Meeting Vote by April 20, 2026 11:59 p.m. Eastern Time AVANOS MEDICAL, INC. 5405 WINDWARD PARKWAY ALPHARETTA, GA 30004 You invested in AVANOS MEDICAL, INC. and it’s time to vote! You have the right to vote on the proposals being presented at the 2026 Annual Meeting. This is an important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 21, 2026. Get informed before you vote View the Combined Proxy Statement/2025 Annual Report online OR you can receive a free paper or email copy of the materials by requesting them prior to April 7, 2026. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy of the materials. Vote in Person at the Meeting* April 21, 2026 9:00 a.m. Eastern Time 5405 Windward Parkway Alpharetta, GA 30004

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V87464-P45605 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the 2026 Annual Meeting of Stockholders. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of Directors (to serve until the 2027 Annual Meeting). Nominees: 1a. Gary D. Blackford For 1b. William P. Burke For 1c. James L. Cunniff For 1d. Dr. Lisa Egbuonu-Davis For 1e. Indrani L. Franchini For 1f. Patrick J. O’Leary For 1g. David C. Pacitti For 1h. Dr. Julie Shimer For 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026. For 3. Advisory vote to approve named executive officer compensation. For 4. Approval of an amendment to the Company’s 2021 Long Term Incentive Plan to allow for the issuance of awards thereunder to the Company’s outside directors. For